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                                                                    EXHIBIT 6



November 11, 1997

Nicollet Process Engineering, Inc.
Ford Centre, Suite 1040
420 North Fifth Street
Minneapolis, Minnesota  55401

RE: NICOLLET PROCESS ENGINEERING, INC.
    SCHEDULE 13D

Dear Ladies and Gentlemen:

Enclosed please find one Schedule 13D prepared and filed on behalf of each of the undersigned, Pierce A. McNally and Robert A. Pitner.


Very truly yours,


/s/  Pierce A. McNally
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Pierce A. McNally


/s/  Robert A. Pitner
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Robert A. Pitner